January 23, 2007


Securities and Exchange Commission
Washington, D.C.

Commissioners,

We have read Item 77K of Form N-SAR which we understand will be filed with the Commission for the period ended December 31, 2006 for Curan Fund, LLC. We agree with the statements made in such Item 77K.

	/s/ Altschuler, Melvoin and Glasser LLP